Exhibit 10.1

INDEMNIFICATION AGREEMENT

Effective __________________ (the “Effective Date”), Cancer Prevention Pharmaceuticals, Inc., a Delaware corporation with offices at 1760 E. River Road, Suite 250, Tucson, Arizona 85718, FAX: 520-232-2191, (“CPP”) and _______________ (the “Indemnitee”), residing at _____________________, FAX: ______________, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, agree as follows (certain initially-capitalized terms appearing in this Agreement are defined in ARTICLE X below):

ARTICLE I

BACKGROUND

SECTION 1.1. CPP believes it is essential to retain and attract qualified directors and officers.

SECTION 1.2. Both CPP and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of corporations, especially those corporations whose securities are publicly traded.

SECTION 1.3. Although CPP’s Certificate and Bylaws require CPP to indemnify and advance expenses to its directors and officers to the extent permitted by the DGCL, CPP and the Indemnitee recognize the Indemnitee’s need for: (a) substantial protection against personal liability based on the Indemnitee’s reliance on the Certificate and Bylaws; (b) specific contractual assurance that the protection promised by the Certificate and Bylaws will be available to the Indemnitee, regardless of, among other things, any amendment to or revocation of the Certificate or Bylaws or any change in the composition of the Board or acquisition transaction relating to CPP; and (c) an inducement to continue to provide effective services to CPP as a director or officer in the face of the increased risk of litigation and personal liability based on claims that may be made against the Indemnitee arising from the Indemnitee’s service as an officer or director.

SECTION 1.4. The Indemnitee is or will become a director or officer of CPP and is willing to provide that service or continue in that service or, at CPP’s request, to serve as a director or officer of another enterprise as consideration, inter alia, for CPP’s covenants set forth in this Agreement.

SECTION 1.5. Accordingly, and as an inducement to the Indemnittee’s service and continued service as a director or officer of CPP or, at CPP’s request, of another entity or enterprise, CPP wishes to provide for the indemnification of the Indemnitee, to advance expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and to provide for the continued coverage of the Indemnitee under CPP’s directors’ and officers’ liability insurance policies.

ARTICLE II

INDEMNIFICATION

SECTION 2.1. Generally. If the Indemnitee: (a) was or is a party to any Proceeding; or (b) was or is involved as a party, witness, or otherwise, in any Proceeding; CPP must indemnify the Indemnitee to the fullest extent permitted by the DGCL against Liabilities reasonably incurred or suffered by the Indemnitee in connection with that Proceeding, subject to the limitations set forth below if, to the extent required by the DGCL, the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believes to be in the interest of CPP, or, in the case of a criminal proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful. CPP is obligated to so indemnify the Indemnitee if the Indemnitee is involved as a party, witness or otherwise, and whether the basis of the Proceeding is the Indemnitee’s or another person’s alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer. It is the intent of the parties that the Indemnitee be indemnified under this Agreement for any and all acts of negligence, gross negligence, intentional misconduct, or willful misconduct to the extent indemnification thereof is allowed pursuant to applicable law.

CPP, Inc. Indemnification Agreement with [ ]

SECTION 2.2. Partial Indemnity; Indemnification for Expenses. If the Indemnitee is entitled under any provision of this Agreement or the DGCL to indemnification by CPP for a portion, but not all, of the total Liabilities, e.g., only Expenses or a portion thereof, CPP will indemnify the Indemnitee for that portion. Moreover, to the extent that the Indemnitee has been successful on the merits or otherwise (including termination of any claim, issue or matter in any Proceeding through dismissal with or without prejudice) in the defense of any Proceeding or in defense of any claim, issue or matter therein, CPP must indemnify the Indemnitee against those Expenses incurred in connection with that Proceeding and with respect to those claims, issues or matters. CPP will have the foregoing obligation notwithstanding any determination by the Reviewing Party or lack thereof adverse to the Indemnitee’s rights to be indemnified under this Agreement for any Liabilities or Expenses. However, CPP will not have any obligation to indemnify the Indemnitee for those Expenses to the extent a Delaware Court makes a Final Determination that the Indemnitee is liable to CPP for those Expenses, unless and to the extent that Delaware Court determines that CPP may indemnify the Indemnitee for those Expenses or portion thereof, in which case CPP must indemnify the Indemnitee for those Expenses or portion thereof that the Delaware Court determines CPP may indemnify the Indemnitee.

SECTION 2.3. Limitations. CPP will not have any obligation to indemnify the Indemnitee under this Agreement:

(a) in connection with any claims initiated or brought by the Indemnitee against CPP or any director or officer of CPP, except for claims initiated or brought by the Indemnitee pursuant to SECTION 3.3 or 7.2, and then only to the extent specified therein, and except for claims initiated or brought by the Indemnitee that CPP has joined in or consented to the initiation or bringing thereof; or

(b) if the Reviewing Party has determined that applicable law or public policy would not permit the Indemnitee to be indemnified (including Liabilities incurred, profits to be disgorged, and reimbursements to be made pursuant to a violation of Section 16(c) of the Exchange Act or any other provision of the Exchange Act such as Sections 304 and 306 of the Sarbanes-Oxley Act of 2002) and, if the determination is challenged by the Indemnitee, to the extent it is confirmed by a Final Determination; or

(c) if the Reviewing Party has determined that indemnification of the Indemnitee is permitted under this Agreement, but it is subsequently determined by a Final Determination that indemnification violates applicable law or public policy, in which case the Indemnitee hereby undertakes to reimburse CPP for all amounts paid hereunder that are determined to be paid in violation of applicable law or public policy; or

(d) for any amounts paid in settlement of any action or claim effected without CPP’s written consent, which may not be unreasonably withheld (it being understood that among the reasons CPP may withhold consent is the approval of that settlement is not in the best interest of CPP or its stockholders), or for any judicial award if CPP was not given a reasonable and timely opportunity, at its expense, to participate in the defense of the Proceeding leading to that award; or

CPP, Inc. Indemnification Agreement with [ ]

(e) for any Liability suffered or incurred by Indemnitee to the extent the Indemnitee has otherwise actually received payment under any Bylaw, vote, agreement, or insurance policy (except as otherwise provided in SECTION 5.1) or other form of compensation or indemnification of the amounts that CPP is otherwise obligated to indemnify the Indemnitee hereunder.

CPP may be required to submit the question of indemnification or the scope of its obligations hereunder to the U.S. Securities and Exchange Commission, a state governmental authority, or to a court for a determination of the lawful scope or enforceability of CPP’s obligations hereunder. The Indemnitee agrees to submit to and abide by any determination or judgment so rendered.

SECTION 2.4. Indemnification of Appointing Stockholder. If: (a) the Indemnitee is or was serving at the request or appointment of an Appointing Stockholder; (b) the Appointing Stockholder is a party to or a participant in any Proceeding; and (c) the Appointing Stockholder’s involvement in the Proceeding is related to an Indemnifiable Event; then, to the extent resulting from any claim based on an Indemnifiable Event, the Appointing Stockholder will be entitled to indemnification hereunder for Expenses to the same extent as the Indemnitee. With respect to each Appointing Stockholder: (i) CPP’s indemnification obligations to the Appointing Stockholder under this SECTION are primary and any obligation of the Appointing Stockholder to advance Expenses to the Indemnitee or to provide indemnification for Liabilities incurred by the Indemnitee are secondary; and (ii) to the extent legally permitted and to the extent required by this Agreement, the Certificate or Bylaws (or any other agreement between the Indemnitee and CPP), CPP is required to advance the full amount of Expenses incurred by the Indemnitee and is liable for the full amount of all Liabilities, without regard to any rights or claims the Indemnitee may have or may make against the Appointing Stockholder.

ARTICLE III

ADVANCEMENT OF EXPENSES

SECTION 3.1 Generally. To the extent not prohibited by the DGCL, CPP must advance Expenses (which need not have been actually incurred at the time of the written request provided in this ARTICLE) to the Indemnitee on or before the date ten business days after CPP receives a written request to that effect from the Indemnitee (an “Expense Advance”) from time to time during the pendency of any Proceeding and thereafter, but no less frequently than quarterly, and no more frequently than monthly. Each request for an Expense Advance must be accompanied by: (a) a written affirmation from the Indemnitee that Indemnitee believes, in good faith, that he or she has met the standard of conduct necessary for the Indemnitee to be indemnified under applicable law: and (b) reasonable supporting documentation pertaining to the Expenses identified in the Expense Advance, which must include any applicable receipts and invoices (which, for invoices from legal counsel, may be redacted to preserve attorney-client privilege or work-product protection).

SECTION 3.2. Conditions to Payment of Expense Advance.

Subsection 3.2.1. Undertaking to Reimburse. CPP may condition the payment of any Expense Advance on the Indemnitee’s providing to CPP an undertaking by or on behalf of the Indemnitee to repay any Expense Advance or portion thereof if a Final Determination is made that the Indemnitee is not entitled to be indemnified for the pertinent Expenses by CPP or that expenses comprising the Expense Advance do not constitute Expenses under this Agreement. The Indemnitee will not be obligated to repay any Expense Advance until the date three months after the date on which a Final Determination, if any, is rendered, either in the pertinent Proceeding or in an Enforcement Proceeding (as defined below), whichever is later, that the Indemnitee is not entitled to be indemnified for those Expenses or the expenses comprising the Expenses Advance do not constitute Expenses under this Agreement. The Indemnitee acknowledges and agrees that the execution and delivery of this Agreement constitutes the undertaking described in this Subsection. The Indemnitee’s obligation to reimburse CPP for Expense Advances pursuant to this ARTICLE will be unsecured and will not bear interest.

CPP, Inc. Indemnification Agreement with [ ]

Subsection 3.2.2. Assumption of Defense. If the Indemnitee requests CPP to pay Expenses under this Agreement, CPP has the right, to the extent permissible under law, to assume sole control of the defense of the Proceeding pertaining to those Expenses, or to participate in it, by providing the Indemnitee written notice (the “Defense Notice”) of CPP’s exercise of that right with counsel of CPP’s choice. The Defense Notice must identify the counsel chosen by CPP for those purposes. CPP’s counsel must be reasonably acceptable to the Indemnitee. If the Indemnitee does not notify CPP in writing of its reasonable objections, if any, to the counsel identified in the Defense Notice on or before the date ten business days after delivery of the Defense Notice to the Indemnitee, the Indemnitee will be deemed to have approved CPP’s choice of counsel identified therein for those purposes. Upon delivery of the Defense Notice, the approval (or deemed approval) of CPP’s counsel, and CPP’s actual retention of counsel for those purposes, CPP will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee for that Proceeding. The Indemnitee may retain separate counsel in that Proceeding, which counsel for the Indemnitee will be retained at the Indemnitee’s sole cost and expense unless: (a) CPP earlier authorized the Indemnitee to retain separate counsel at CPP’s expense; (b) the Indemnitee earlier and timely objected to CPP’s choice of counsel in writing because the Indemnitee reasonably concluded that there may be a conflict of interest between CPP and the Indemnitee in the conduct of any defense in that Proceeding and the basis for that reasonable conclusion is set forth in the Indemnitee’s timely written objection delivered to CPP; or (c) CPP fails to retain, in fact, counsel or otherwise actively pursue the defense of the Proceeding within a reasonable time. In the case of clause (a), (b) or (c) above, then CPP will indemnify the Indemnitee for, and advance to the Indemnitee, the actual and reasonable fees and expenses of the Indemnitee’s counsel to defend that Proceeding as provided in this Agreement.

Subsection 3.2.3. Cooperation of the Parties. During the preparation and pendency of any Proceeding that CPP has elected to defend pursuant to Subsection 3.2.2 above, the Indemnitee must cooperate with CPP in its efforts to defend the Proceeding. To that end, and without limiting the generality of the foregoing, the Indemnitee must keep CPP reasonably informed as to matters or information in the Indemnitee’s possession or control or that come to the attention of the Indemnitee in the course of the Proceeding. The foregoing obligation is subject to the Indemnitee's desire or need to preserve any attorney-client privilege, or work-product privilege, with or of the Indemnitee’s counsel, which will take precedence.

SECTION 3.3. Expenses in Enforcement Proceedings. It is CPP’s intent that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees and other costs and expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation, arbitration or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Therefore, if the Indemnitee elects to commence an Enforcement Proceeding, then, during its pendency, and upon the Indemnitee’s request, CPP must advance to the Indemnitee the Expenses incurred by the Indemnitee in connection with any claim asserted against, or action brought by, the Indemnitee in that Enforcement Proceeding (collectively, “Enforcement Expenses”). CPP must advance the Enforcement Expenses (which need not have been actually incurred at the time of the written request provided in this SECTION) to the Indemnitee on or before the date ten business days after CPP receives each written request to that effect from the Indemnitee. The advance required under the immediately preceding sentence must be made in each Enforcement Proceeding regardless of whether the Indemnitee ultimately is determined to be the successful party in that action or with respect to that claim. If the Indemnitee is successful on any underlying claims in the Enforcement Proceeding, in whole or in part, then CPP’s will be obligated to pay the Indemnitee all Enforcement Expenses incurred by the Indemnitee in the Enforcement Proceeding. The Indemnitee hereby undertakes to repay CPP the Enforcement Expenses advanced (without interest) by CPP if the Indemnitee is not successful in any underlying claims made or asserted in the Enforcement Proceeding. If the Indemnitee commences an Enforcement Proceeding, then during its pendency, CPP must continue to pay Expense Advances pursuant to SECTIONS 3.1 and 3.2 until a Final Determination is rendered in the pertinent Proceeding or Enforcement Proceeding that the Indemnitee is not entitled to be indemnified by CPP.

CPP, Inc. Indemnification Agreement with [ ]

SECTION 3.4. Timing. The Indemnitee’s rights under this ARTICLE continue through the Final Determination rendered with respect to each Proceeding. Any dispute as to the reasonableness of any Expense or the qualification of actual costs and expenses as an Expense may not delay an Expense Advance by CPP or any advance of Enforcement Expenses. CPP must defer the resolution of any dispute regarding the reasonableness or qualification of any Expenses or Enforcement Expenses to the date of the Final Determination in the pertinent Proceeding.

SECTION 3.5. Limitations. Except as provided in SECTION 3.3, CPP will not have any obligation to provide Expense Advances under this Agreement in connection with any Proceeding described in SECTION 2.3 above. CPP is not obligated under this ARTICLE to advance expenses and costs incurred by the Indemnitee in connection with any claims or actions that do not pertain to an Indemnifiable Event. However, CPP may elect, in its sole discretion, to make an advance of expenses and costs not required hereunder, and may do so upon such terms and conditions as the Board, in its sole discretion, deems appropriate.

ARTICLE IV

PROCEDURE PERTAINING TO INDEMNIFICATION RIGHTS

SECTION 4.1. Procedures for Exercise of Indemnification Rights.

Subsection 4.1.1. Notification by the Indemnitee. To obtain indemnification under this Agreement, the Indemnitee must submit to the Secretary or President of CPP a written request for indemnification (the “Indemnification Request”) containing a description of the nature of the Proceeding and any facts known to the Indemnitee pertinent to the Proceeding or claims made therein. The Indemnification Request must be accompanied by supporting documentation and information in the Indemnitee’s possession or reasonably available to the Indemnitee as may be reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification under this Agreement. The Indemnitee must provide the Indemnification Request promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or notice relating to any Proceeding. The failure of the Indemnitee to make an Indemnification Request, or to provide it in a timely fashion, does not relieve CPP of its obligations to Indemnitee hereunder, except to the extent that the failure actually and materially prejudices CPP’s interests, including the loss or diminution of coverage under any D&O Insurance arising from such failure. If CPP knows of the pendency or commencement of any Proceeding against or pertaining to the Indemnitee for which it has not received an Indemnification Request, CPP must promptly notify the Indemnitee in writing of that knowledge, which notice by CPP will be deemed the Indemnification Request required of the Indemnitee hereunder.

Subsection 4.1.2. Appointment of the Reviewing Party by the Board. Upon receipt of the Indemnification Request, CPP’s Secretary or the President, as the case may be, must promptly advise the Board in writing of the Indemnification Request. Upon receipt of the Indemnification Request, the Board, at its next meeting or upon a special meeting convened for that purpose, will appoint the Reviewing Party to determine if the Indemnitee is entitled to indemnification under this Agreement for the specific case set forth in the Indemnification Request. The Indemnitee must cooperate with the Reviewing Party in its process of making that determination, including providing to the Reviewing Party promptly after its request any documentation or information that is not privileged or otherwise protected from disclosure not earlier provided, is reasonably available to Indemnitee and is reasonably related to that determination. CPP must promptly reimburse the Indemnitee, and indemnify and hold the Indemnitee harmless, from and against any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Reviewing Party irrespective of the determination as to Indemnitee’s entitlement to indemnification.

CPP, Inc. Indemnification Agreement with [ ]

Subsection 4.1.3. Determination by the Reviewing Party. CPP will cause the Reviewing Party to promptly undertake to determine if the Indemnitee is entitled to indemnification under this Agreement for the specific matters set forth in the Indemnification Request. Subject to Subsection 4.1.4 below, the Reviewing Party need not make a determination regarding the Indemnitee’s right to indemnification and reimbursement before the Final Determination is given in the pertinent Proceeding, except as provided in the immediately following sentence. The Reviewing Party must make a determination regarding the Indemnitee’s right to indemnification and reimbursement at the earlier of: (a) sixty days after the Final Determination in the applicable Proceeding; or (b) if the Reviewing Party’s determination is necessary to avail the Indemnitee any benefit from D&O Insurance (as defined below), ninety days after the date on which the Reviewing Party is appointed. If the foregoing determination is not timely made, the Reviewing Party will be deemed to determine that the Indemnitee is entitled to indemnification under this Agreement. The time periods specified above will be automatically extended thirty days one-time upon the written notice of the Reviewing Party to the Indemnitee if the Reviewing Party is making a good faith and diligent effort to timely render a determination.

Subsection 4.1.4. Payments of Indemnified Amounts. If the Reviewing Party determines that Indemnitee is permitted to be indemnified hereunder, payment to the Indemnitee of the amounts then due and owing under this Agreement, to the extent not earlier made, must be made within ten days after the date on which that determination is finally made or deemed made. While the Reviewing Party’s determination pursuant to Subsection 4.1.3 is pending, CPP must, nonetheless, pay the Indemnitee any Expense Advances in the manner and subject to the conditions contemplated by this Agreement.

Subsection 4.1.5 Special Independent Counsel as the Reviewing Party. If the Special Independent Counsel (as defined below) is the Reviewing Party, the Special Independent Counsel must act by a written opinion with regard to the specific case set forth in the Indemnification Request, which written opinion will be given to the Board and a copy of which will be delivered to the Indemnitee. CPP must pay the reasonable fees of the Special Independent Counsel and indemnify the Special Independent Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Special Independent Counsel pursuant to this Agreement. “Special Independent Counsel” means an attorney licensed in a State of the United States selected by CPP, and approved by the Indemnitee, which approval may not be unreasonably withheld, delayed or conditioned, that: (a) has not performed services for CPP or the Indemnitee within the five years immediately preceding the date of the Indemnitee’s request for indemnification or payment hereunder; and (b) under the applicable standards of professional conduct then prevailing, does not have a conflict of interest in representing either CPP or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. If the parties fail to agree upon the Special Independent Counsel on or before the date twenty days after the pertinent Indemnification Request, either party may petition a Delaware Court for resolution of any objection that the Indemnitee may have to the Special Independent Counsel, or the appointment of an alternative Special Independent Counsel by the Delaware Court, which appointment will be binding upon the parties. CPP will pay any and all actual and reasonable expenses incurred by the Indemnitee in petitioning that court, which actual and reasonable expenses are will be subject to advance payment by CPP pursuant to an Expense Advance in the manner provided in ARTICLE III.

CPP, Inc. Indemnification Agreement with [ ]

SECTION 4.2. Presumptions; Burden of Proof. The Indemnitee will be presumed to have acted in good faith to the extent the Indemnitee’s actions that are the subject of a Proceeding are based on the records or books of account of CPP or any Third-Party Enterprise to which the Indemnifiable Event pertains. The records or books include financial statements, information supplied to the Indemnitee by the officers of CPP or the Third-Party Enterprise, and the advice of legal counsel for CPP or the Third-Party Enterprise, and reports made by independent certified public accountants, appraisers, experts or consultants retained by CPP or the Third-Party Enterprise. In making its determination under SECTION 4.1 above, the Reviewing Party: (a) may not impute to the Indemnitee the knowledge, actions or failure to act of any director, officer, agent or employee of CPP or that entity or enterprise other than the Indemnitee; and (b) must presume that the Indemnitee is entitled to indemnification under this Agreement. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified under this Agreement, CPP will bear the burden of proof to establish by a preponderance of the evidence that the Indemnitee is not so entitled. This Agreement is to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

SECTION 4.3. Effect of Reviewing Party Determination. If the Reviewing Party makes a determination other than a determination that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, that determination will be conclusive and binding on CPP and the Indemnitee, except as provided in the immediately following sentence. Any determination by the Reviewing Party may be reconsidered and amended if the Reviewing Party learns that the Indemnification Request contains a misstatement of a material fact or an omission of a material fact necessary to make the Indemnification Request not misleading or except to the extent the indemnification or reimbursement is prohibited under applicable law. If the Indemnitee commences Enforcement Proceedings in connection with the Reviewing Party’s determination or failure to timely make a determination, then: (a) any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law will not be binding under this Agreement or be used as a defense, or create a presumption with regard to the Indemnitee’s rights under this Agreement, in the Enforcement Proceedings; and (b) any failure of the Reviewing Party to make a determination with regard to the Indemnitee’s rights under this Agreement before the commencement of an Enforcement Proceeding will not be used as a defense, or create a presumption with regard to the Indemnitee’s rights under this Agreement, in the Enforcement Proceedings.

ARTICLE V

INSURANCE

SECTION 5.1. D&O Insurance. To the extent CPP maintains an insurance policy(ies) providing liability insurance for its directors, officers, employees, agents, fiduciaries, or similar functionaries or those of any Third-Party Enterprise (“D&O Insurance”), CPP must cause the D&O Insurance to cover the Indemnitee in accordance with their terms thereof to the maximum extent of the coverage available thereunder for any director or officer of CPP. If, at the time of CPP’s receipt of an Indemnification Request, CPP has D&O Insurance in effect, CPP must give prompt notice of the commencement of any Proceeding to the carriers of the D&O Insurance in accordance with the procedures set forth in the underlying policies. Thereafter, CPP must take all necessary or desirable action to cause those carriers to pay, on behalf of the Indemnitee, all amounts payable as a result of the Proceeding in accordance with the terms of the D&O Insurance. CPP will not be obligated under this Agreement to make any payment to the Indemnitee in connection with any Liabilities incurred or suffered by the Indemnitee for which payment has actually been made to or on behalf of the Indemnitee under any insurance policy, agreement or other indemnification or risk-of-loss arrangement maintained by or for the benefit of CPP or any Third-Party Enterprise, except that: (a) CPP must pay any excess of the Liabilities incurred or suffered by the Indemnitee over the amount paid under any insurance, agreement or arrangement; and (b) payments made to the Indemnitee by insurance coverage maintained by or on behalf of an Appointing Stockholder will not be considered payments actual made to or on behalf of the Indemnitee.

CPP, Inc. Indemnification Agreement with [ ]

SECTION 5.2. Scope of CPP’s Obligations Regarding D&O Insurance. Except as provided in this SECTION 5.2, CPP is not obligated to obtain D&O Insurance although, if, as of the Effective Date, CPP does not provide D&O Insurance to Indemnitee, CPP will exercise commercially reasonable efforts to obtain D&O Insurance on such terms and subject to such policy limits and deductibles as the Board may determine in its discretion. If the Indemnitee is a director of CPP during the term of this Agreement, but ceases to be a director of CPP for any reason, CPP must procure a run-off or tail directors’ and officers’ liability insurance policy (the “Tail Policy”) covering the Indemnitee with respect to claims arising from Indemnifiable Events that occurred before the time Indemnitee ceased to be a director of CPP. The Tail Policy must provide coverage, without any lapse, for six years after the time the Indemnitee ceased to be a director of CPP in reasonable amounts and type of coverage (and size of deductibles) that are common for members of CPP’s industry of comparable standing, or, if CPP has D&O Insurance during the relevant periods, substantially comparable to D&O Insurance coverage that was most protective of Indemnitee in the twelve months immediately preceding the date on which Indemnitee ceased to be a director of CPP. Except in the case of a Change of Control, CPP may satisfy the foregoing obligations without purchasing a separate Tail Policy through continued or extended coverage under any D&O Insurance satisfying the foregoing obligations covering the Indemnitee and in effect at the end of the Indemnitee’s term as director. If, and at the time that, the D&O insurance described in the immediately preceding sentence expires, CPP must procure a Tail Policy that satisfies the requirements specified above for the Tail Policy for the amount of time remaining in the six-year period specified above. If the Indemnitee ceases to be an officer or a director of CPP in connection with a Change in Control or at or during the one-year period after the occurrence of a Change in Control, CPP must procure a Tail Policy covering Indemnitee that meets the requirements specified above and lasts for the full six-year period specified above.

SECTION 5.3. Notice of Changes to D&O Insurance. If CPP procures D&O Insurance, CPP must advise the Indemnitee of the terms thereof and provide the Indemnitee a copy of the D&O Insurance. At the request of the Indemnitee, CPP will provide a certificate of coverage to the Indemnitee evidencing the D&O Insurance. CPP must notify the Indemnitee of any proposed material reduction in the coverage for Indemnitee or termination or expiration of the coverage for Indemnitee provided by the D&O Insurance.

SECTION 5.4. Subrogation. If CPP pays any amount under this Agreement for which reimbursement is available under any D&O Insurance, CPP will be subrogated to the extent of that payment to all of the rights of recovery of the Indemnitee (other than against the Appointing Stockholder) under those insurance policies. The Indemnitee must execute all papers required by CPP and take all action necessary to secure those rights to the benefit of CPP, including any documents as may be necessary to enable CPP to bring suit to enforce those rights. All Expenses relating to Indemnitee’s compliance with the foregoing must be borne by CPP.

CPP, Inc. Indemnification Agreement with [ ]

ARTICLE VI

CONSIDERATIONS IN THE INDEMNITEE’S FAVOR

SECTION 6.1. Rights and Remedies Not Exclusive; Most-Favored Treatment. The rights of the Indemnitee under this Agreement are in addition to any other rights the Indemnitee may have under any statute, any provision of the Certificate or Bylaws, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office. No amendment, alteration or repeal of the Certificate and/or Bylaws or any provision thereof will adversely affect the Indemnitee’s rights hereunder. To the extent that a change in the DGCL, Certificate or Bylaws after the Effective Date permits greater indemnification by agreement than would be afforded currently under the Certificate, the Bylaws and this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greatest benefits afforded by that change, in which event this Agreement will be deemed amended to provide the greatest benefits without further action of the parties hereto. However, if any change in the DGCL, Certificate and/or Bylaws after the Effective Date lessens the indemnification otherwise available hereunder, this Agreement will be interpreted in light of the provisions of the DGCL, Certificate or Bylaws that confer the greatest rights of indemnification available before that change. The rights and remedies provided in this Agreement are not intended to be exclusive of any other right or remedy but are cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion of a right or remedy does not preclude the concurrent assertion of any other right or remedy.

SECTION 6.2. No Presumption; Burden of Proof. For purposes of this Agreement, to the fullest extent permitted by law, the termination without a Final Determination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, does not (except as otherwise provided in this Agreement) by itself adversely affect the rights of the Indemnitee to indemnification or create a presumption that: (a) the Indemnitee did not meet any particular standard of conduct or have any particular belief; or (b) a court has determined that indemnification is not permitted by applicable law. In the interest of the prudent expenditure of judicial economy the parties’ resources, any termination without a Final Determination of a Proceeding or any claim, issue or matter therein creates the presumption that the Indemnitee was successful on the merits or otherwise in that Proceeding or with respect to that claim, issue or matter to the extent permitted by applicable law. CPP bears the burden of proof as to whether the Indemnitee failed to meet any applicable standard of conduct that makes it permissible under the law for CPP to indemnify the Indemnitee, in whole or in part.

SECTION 6.3. Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf or in the right of CPP or any affiliate of CPP against the Indemnitee, the Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the date two years after the date of accrual of that cause of action. Any claim or cause of action of CPP or its affiliate will be extinguished and deemed released unless asserted by the timely filing of a legal action within that period. If any shorter period of limitations is otherwise applicable to any cause of action, then the shorter period will apply and not the two-year period provided above. If any state law requires a longer period under the circumstances that may not be altered by contract, then the longer period will apply and not the two-year period provided above.

SECTION 6.4. CPP Bound by this Agreement; Consent to Enforcement Proceedings. To the fullest extent not prohibited by applicable law, CPP is precluded from asserting in any judicial or other proceedings that the terms of this Agreement are not valid, binding and enforceable. CPP must stipulate in any proceeding or before any tribunal that CPP is bound by all the provisions of this Agreement. CPP may not oppose the Indemnitee’s rights to commence an Enforcement Proceeding. CPP hereby consents to service of process for, and to appear in, any Enforcement Proceeding

CPP, Inc. Indemnification Agreement with [ ]

ARTICLE VII

CERTAIN RIGHTS AND REMEDIES OF THE INDEMNITEE

SECTION 7.1. Right to Contribution. If the Reviewing Party determines that any indemnification contemplated by this Agreement is not permitted under applicable law, CPP, in lieu of indemnifying Indemnitee, must make a proportionate contribute to the total amount of any and all Liabilities assessed against or incurred or paid by the Indemnitee on account of any Proceeding for which indemnification under this Agreement is not permitted (the “Contribution Base”). The amount of that contribution will be a portion of the Contribution Base determined to reflect the relative fault of CPP and all other parties to that Proceeding who may be at fault with respect to the matters addressed by that Proceeding that give rise to the Indemnitee’s obligation to pay the Contribution Base (collectively, the “Contributing Parties”). The relative fault of the Contributing Parties and the Indemnitee will be determined by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Base, or if not apportioned, by the Reviewing Party after giving effect to, among other things, the relative intent, knowledge, access to information, conduct (active or passive) and opportunity to prevent or correct the subject matter of the Proceedings and other relevant equitable considerations of the Indemnitee and the Contributing Parties. Contribution required by this SECTION 7.1 may not be made on the basis of simple pro rata allocation or any other method of allocation that does not take account the relative fault of the Indemnitee and the Contributing Parties.

SECTION 7.2. Right to Commence Enforcement Proceeding. The Reviewing Party has the right to bring, commence or invoke any action, lawsuit, proceeding, arbitration, mediation, or other dispute resolution proceeding to: (a) seek indemnification or an Expense Advance by CPP under this Agreement or any other agreement or provision of the Certificate or Bylaws now or hereafter in effect relating to any Liability or Proceeding; (b) recover under any D&O Insurance maintained by CPP; (c) contest, oppose, or seek reversal of, a determination by the Reviewing Party that the Indemnitee is not entitled to indemnification, in whole or in part, under this Agreement or applicable law; (d) seek a determination that the Indemnitee is entitled to indemnification, in whole or in part, under this Agreement or applicable law because the Reviewing Party has failed to timely make a determination within any time period specified in Subsection 4.1.3; (e) seek enforcement of, or assert claims and seek compensatory damages, based on CPP’s breach of any provision of this Agreement, including CPP’s failure to make timely payment of any Expense Advance or any other indemnification amounts due under ARTICLES II, III or IV. Each of the foregoing is referred to herein as an “Enforcement Proceeding.” If the Indemnitee does not commence the Enforcement Proceeding on or before the date 180 days after the date on which the event or determination giving rise to the claims in the Enforcement Proceeding occur, the Indemnitee may not commence that Enforcement Proceeding with regard to that event or determination thereafter. Delaware law, without regard to its conflict of laws rules, will apply to any Enforcement Proceeding.

SECTION 7.3. Settlements. CPP may not settle any Proceeding in any manner that would impose any fine or other obligations or constraints on the Indemnitee with the Indemnitee’s prior written consent, which will not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, CPP may not settle any Proceeding in any manner that would subject the Indemnitee to any order, judgment or decree temporarily, preliminarily or permanently under any federal or states securities laws without the Indemnitee’s prior written consent, which will not be unreasonably withheld, conditioned or delayed.

SECTION 7.4. Equitable Remedies. CPP hereby irrevocably stipulates that its obligations under this Agreement special and unique, and that its failure to comply with this Agreement will irreparably damage or injure the Indemnitee such that no remedy at law may afford the Indemnitee adequate protection or compensation for, that damage or injury. Accordingly, in addition to all other remedies available at law or equity, the Indemnitee may seek to enforce this Agreement by equitable remedies, including injunction and specific performance, in any court of competent jurisdiction. CPP waives any requirement for the posting of any bond or other collateral that may be required to seek equitable relief.

CPP, Inc. Indemnification Agreement with [ ]

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 8.1. By the Indemnitee. The Indemnitee hereby represents and warrants that he or she has obtained all waivers and consents from third parties that are necessary: (a) for his or her employment with CPP on the terms and conditions set forth in this Agreement; and (b) to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any third party. The Indemnitee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his or her obligations hereunder or prevent the full performance of his or her duties and obligations hereunder. The Indemnitee covenants to serve or continue to serve faithfully and to the best of his or her ability as a director, officer, employee or agent, as the case may be, of CPP and any Affiliate or other entity designated by CPP for that service, which service will be at the will of CPP. However, notwithstanding the foregoing, nothing herein is intended to be, and may not be construed as, an employment agreement between the Indemnitee and CPP or any of its Affiliates or related entities.

SECTION 8.2. By CPP. CPP represents and warrants that: (a) the execution, delivery and performance of this Agreement by CPP are within its corporate power, and have been duly authorized by all necessary corporate action; and (b) CPP has full power and authority to enter into this Agreement and to perform its lawful obligations hereunder.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. Complete Agreement. This Agreement and the documents expressly referred to herein, including the Certificate and Bylaws, represent and constitute the entire understanding and agreement of the parties pertaining to the subject matter of this Agreement, and any and all prior and contemporaneous oral or written negotiations, representations, warranties, statements, promises, understandings and agreements with respect to that subject matter, including any prior indemnification agreements between the Indemnitee and CPP or its predecessors in interest, are superseded by this Agreement. There are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement except as expressly stated in this Agreement. For the avoidance of doubt, this Agreement supplements, and is not in lieu of, the Certificate, the Bylaws, the DGCL and any other applicable law, and any indemnification made available to the Indemnitee under the Operating Agreement. No rights of the Indemnitee under the Certificate, the Bylaws, the DGCL, the Operating Agreement or any other applicable law are diminished or abrogated by this Agreement.

SECTION 9.2. Amendment of this Agreement; Waiver. Except as provided in SECTION 6.1, no supplement, modification or amendment of this Agreement will be binding unless executed in writing by both parties. A party's consent to, or express or implied waiver of, any provision of this Agreement or the other party's breach of its obligations hereunder will not be deemed to be, or construed as, a consent to, or waiver of, any other provisions or other breach of the same or any other obligations of the other party. A party's failure to: (a) complain of any act, or failure to act, by the other party; (b) declare the other party in default, irrespective of how long the default continues; (c) insist upon the strict performance of any obligation or condition of this Agreement; or (d) exercise any right or remedy consequent upon a breach thereof; does not constitute a waiver by that party of its rights, the breach, or any other obligation or condition. A party's consent in any one instance does not limit or waive the necessity to obtain that party's consent in any future instance. In any event, no consent, waiver or amendment is effective for any purpose hereunder unless that consent, waiver or amendment is in a writing allowed for the purposes of giving notice under this Agreement, and that writing is signed by, or it otherwise confirmed as coming from, the party granting that consent or waiver, or entering into the amendment.

CPP, Inc. Indemnification Agreement with [ ]

SECTION 9.3. Assignment. CPP may assign this Agreement, without the Indemnitee’s prior written approval: (a) to any business entity with which it may hereafter merge or consolidate; or (b) to any business entity purchasing all, or substantially all, of the assets relating to this Agreement. CPP will give notice to the Indemnitee of any assignment made pursuant to the foregoing sentence promptly after making that assignment. In connection with an assignment of the type allowed by the first sentence of this SECTION, CPP must require and cause the successor business entity to sign and deliver a written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that CPP would be required to perform if no such succession had taken place. Any other assignment by CPP will require the prior written approval of the Indemnitee, which approval may not be unreasonably withheld. When properly assigned, this Agreement will be binding upon and inure to the benefit of, and be enforceable by, the parties, their respective successors and assigns, spouses, heirs, and personal and legal representatives.

SECTION 9.4. Survival and Term. All agreements and obligations of CPP under this Agreement will continue during the period the Indemnitee is an officer, director, employee, agent, fiduciary or similar functionary of CPP, and for so long as the Indemnitee is or was serving at CPP’s request as an officer, director, agent, fiduciary, administrator or similar functionary of any Third-Party Enterprise, and will continue and survive thereafter until the latest to occur of: (a) the date one year after the Final Determination is rendered in all pending Proceedings to which this Agreement pertain and any action brought by the Indemnitee pursuant to SECTIONS 3.3 or 7.2; or (b) the date ten years after the date on which the Indemnitee last serves in any of the aforementioned capacities for or at the request of CPP.

SECTION 9.5. Headings. The headings of the various ARTICLES, SECTIONS and Subsections of this Agreement are used solely for the convenience of the parties, do not form a part of this Agreement and are not intended to affect the interpretation or meaning of this Agreement or to define, limit, extend or describe its scope or intent.

SECTION 9.6. Notices. All notices, requests, demands and other communications provided in this Agreement must be in writing and will be deemed to have been made or given: (a) on the date delivered, if personally delivered; (b) if sent by confirmed facsimile, at the date and time of transmission as indicated on the received facsimile if sent during normal business hours of the notified party, or if not, on the next business day; (c) on the date three days after being sent by registered or certified mail, return receipt requested, postage prepaid; or (d) on the date one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices must be addressed to the party entitled to notice at the address indicated below or at such other address as such party may designate by ten days' advance written notice under this Paragraph to the other party to this Agreement:

To CPP:	To the Indemnitee:

Cancer Prevention Pharmaceuticals, Inc.

1760 E. River Road

Suite 250

Tucson, AZ 85718

Fax: 520-232-2191

For purposes of this Agreement, a notice will be considered “written” or “in writing” if it is in a form on conventional paper or facsimile, or if it is in electronic form (such as an email). Notice of change of address will be effective only when done in accordance with this SECTION.

SECTION 9.7. Computation of Time. In computing any period of time for purposes of this Agreement, the day or date of the act, notice, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or a federal holiday in the United States, in which event the period runs until the end of the next day which is not a Saturday, Sunday or federal holiday in the United States. All references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters or calendar years, unless otherwise indicated.

CPP, Inc. Indemnification Agreement with [ ]

SECTION 9.8. Severability. The provisions of this Agreement are severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held to be invalid, illegal, void or otherwise unenforceable. In that event, the remaining provisions will remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing any provision held to be invalid, illegal, void or otherwise unenforceable, that is not itself invalid, illegal, void or unenforceable) will be modified and construed to the extent necessary to resolve the conflict and to give effect to the intent manifested by the provision held invalid, illegal, void or unenforceable. Any modification or construction will take into account that this Agreement is intended to confer upon the Indemnitee indemnification rights to the fullest extent permitted by applicable laws.

SECTION 9.9. Governing Law. This Agreement shall be construed and enforced under the internal laws of the State of Delaware, U.S.A., without regard to its choice of law principles.

SECTION 9.10. Counterparts. This Agreement may be executed in two or more identical counterparts, each of which will be deemed to be an original, and all of which, taken together, will constitute one and the same Agreement. Delivery of this Agreement by facsimile will have the same force and effect as delivery of signatures on the original Agreement, and each party may use facsimile signatures as evidence of the execution and delivery of the Agreement by all parties to the same extent that an original signature could be used.

ARTICLE X

RULES OF INTERPRETATION; INDEX OF DEFINED TERM; CERTAIN DEFINITIONS

SECTION 10.1. Certain Rules of Interpretation.

Subsection 10.1.1. Interpretation and Governance Hierarchy. The Certificate, Bylaws and this Agreement: (a) are complementary; (b) subject to SECTION 6.1, should be read together to avoid inconsistent interpretations; and (c) should be interpreted so as to yield harmonious and consistent intents and interpretations in accord with the intents and purposes of this Agreement. However, if any provisions of those documents cannot be read in any manner other than a one that produces an irreconcilable conflict between or among them, the following hierarchy of precedence will control for purposes of interpreting and applying the provisions of this Agreement: (1) first, this Agreement; (2) second, the Certificate; (3) third, the Bylaws; and (4) fourth, any resolution or consent of the Board or CPP’s stockholders. For the avoidance of doubt, if any document that stands in higher priority is silent with regard to a particular matter, then, with regard to that matter, that silence will be deemed permissive with regard to the indemnification of the Indemnitee for Liabilities incurred in any Proceeding.

Subsection 10.1.2. Interpretation of the Term “Include.” The term “include” (and its conjugated verb or cognate noun forms) means “to include without limitation” and “to include but not limit to,” regardless of whether the words “without limitation” or “but not limited to” or their equivalent actually follow it.

Subsection 10.1.3. Conjugated Verb Forms and Cognate Noun Forms of Terms. If a word or phrase is defined, its other grammatical forms, such as any conjugated verb form or cognate noun form, have a corresponding meaning. If a word or phrase is not capitalized, then the word or phrase must be interpreted in accordance with its commonly used meaning, although any words or phrases that have well-known technical or trade meanings must be interpreted in accordance with that meaning.

CPP, Inc. Indemnification Agreement with [ ]

Subsection 10.1.4. Gender and Number. Whenever used in this Agreement: (a) the singular includes the plural, and the plural include the singular; (b) any masculine, feminine or gender-neutral pronoun includes the other and any trust, partnership, limited liability company, firm, or corporation, all as the context and meaning of this Agreement may require.

Subsection 10.1.5. Recitals. ARTICLE I is integral to this Agreement. All references in this Agreement to “Agreement” or “this Agreement” encompass ARTICLE I.

SECTION 10.2. Index of Defined Terms. The following terms are not defined in SECTION 10.3 below, but their definitions may be found in the ARTICLE, SECTION, or Subsection set opposite the term below.

(a)	CPP:	Introductory paragraph.
(b)	Contributing Parties:	SECTION 7.1.
(c)	Contribution Base:	SECTION 7.1.
(d)	Defense Notice:	Subsection 3.2.2.
(e)	D&O Insurance:	SECTION 5.1.
(f)	Deliverable:	Subsection 2.2.2.
(g)	Enforcement Expenses:	SECTION 3.3.
(h)	Enforcement Proceeding:	SECTION 7.2.
(i)	Expense Advance:	SECTION 3.1.
(j)	Indemnification Request:	Subsection 4.1.1.
(k)	Indemnitee:	Introductory paragraph.
(l)	Special Independent Counsel	Subsection 4.1.5.
(m)	Tail Policy:	SECTION 5.2.

SECTION 10.3. Definitions. The following terms, which appear as initially-capitalized terms in this Agreement, are defined below.

Subsection 10.3.1. “Appointing Stockholder” means a stockholder of CPP that has the right to designate, appoint or elect a member of the Board or an officer of CPP and who has exercised that right by designated, appointed or elected the Indemnitee to serve in any one of those capacities.

Subsection 10.3.2 “Board” means the Board of Directors of CPP.

Subsection 10.3.3. “Bylaws” means the bylaws of CPP as adopted by the Board, and amended by the Board from time to time.

Subsection 10.3.4. “Certificate” means the Certificate of Incorporation of CPP, as amended from time to time.

Subsection 10.3.5. “Change in Control” means each of the following circumstances

(a) Ownership Change. A Change of Control occurs if, after the Effective Date, any “person” becomes the “beneficial owner,” as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of CPP representing 50% or more of the total combined voting power represented by CPP’s then outstanding Voting Securities. The term “person,” as used in the preceding sentence, has the meaning used in Sections 13(d) and 14(d) of the Exchange Act, but does not include:

CPP, Inc. Indemnification Agreement with [ ]

(i) a trustee or other fiduciary holding securities under an employee benefit plan of CPP;

(ii) a corporation owned, directly or indirectly, by the stockholders of CPP in substantially the same proportions as their ownership of stock of CPP; or

(iii) as of the Effective Date, any beneficial stockholder or group (as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof) of beneficial ownership of securities possessing more than 50% of the total combined voting power of CPP’s outstanding securities;

(b) Board Change. A Change of Control occurs if, during any period of two consecutive years, individuals cease to constitute a majority of the Board if, at the beginning of that period, those individuals were members of the Board or, if later elected, were either elected by at least two-thirds of the directors then in office or whose nomination for election by CPP’s stockholders was approved by a vote of at least two-thirds of the directors then in office.

(c) Merger or Sale of All Assets. A Change of Control occurs if the stockholders of CPP approve:

(i) a merger or consolidation of CPP with any other corporation, other than a merger or consolidation that would result in the Voting Securities of CPP outstanding immediately beforehand continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of CPP or such surviving entity outstanding immediately after such merger or consolidation; or

(ii) the stockholders of CPP approve a plan of complete liquidation of CPP; or

(iii) the stockholders of CPP approve an agreement for the sale or disposition by CPP, in one transaction or a series of transactions, of all or substantially all of CPP’s assets.

Subsection 10.3.6. “Delaware Court” means any court, state or federal, sitting in the State of Delaware having subject matter jurisdiction over the claims brought in a proceeding and in which venue is proper.

Subsection 10.3.7. “DGCL” means the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted. Any amendment or interpretation of the DGCL made after the Effective Date will be considered within the meaning of the term “DGCL” only to the extent that the amendment or interpretation permits CPP to provide broader indemnification rights than were permitted as of the Effective Date or before the amendment or interpretation, whichever affords the broader indemnification rights.

Subsection 10.3.8. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Subsection 10.3.9. “Expense” means actual and reasonable attorneys’ fees and all other actual and reasonable costs, expenses and obligations actually paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding. Without limiting the generality of the foregoing, and for the avoidance of doubt, “costs” and “expenses” include:

CPP, Inc. Indemnification Agreement with [ ]

(a) all actual and reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, or otherwise involved in, a Proceeding;

(b) actual and reasonable expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent;

(c)  if any payments by CPP under this Agreement are subject to any federal, state or local income or excise tax, amounts as are necessary to place Indemnitee in the same after-tax position, after giving effect to all applicable taxes, Indemnitee would have been in had the payments made by CPP not been subject to that tax;

(d) the amount of any deductibles paid or payable by the Indemnitee under any D&O Insurance, any amounts exceeding payments required to be made by the carrier of any D&O Insurance;

(e) actual and reasonable expenses, costs and obligations, including reasonable attorneys’ fees and costs, incurred by Indemnitee in connection with any Enforcement Proceeding, but if CPP is an opposing party in an Enforcement Proceeding, those expenses will be presumed to be included in the term “Expense” through the Final Determination of the Enforcement Proceedings, at which time the actual and reasonable expenses described in this clause (d) will be included in the term “Expense” if the Indemnitee prevails in any claim that interpretation, enforcement or defense; and

(f) any fine or penalties, which include any excise taxes assessed with respect to any employee benefit plan.

Subsection 10.3.11. “Final Determination” means the determination of a tribunal from which no appeal can be or is taken, and includes a final disposition of a Proceeding effected through settlement by which all rights of appeal are waived or exhausted or final dismissal by a court or other investigative or administrative body from which no appeal can be or is taken. The Board may not make a Final Determination of a Proceeding.

Subsection 10.3.12. “Indemnifiable Event” means any event or occurrence that takes place before or after the execution of this Agreement related to: (a) the fact that the Indemnitee is or was a director or officer of CPP; or (b) the fact that the Indemnitee is or was serving at the request of CPP; or (c) anything done or not done by the Indemnitee when in any of those capacities. The term “serving at the request of CPP” includes any service as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent which imposes duties on, or involves services by, such director, officer, trustee, general partner, managing member, fiduciary, employee or agent for, or to the benefit of, CPP and, to the extent requested by CPP, any Third-Party Enterprise.

Subsection 10.3.13. “Liabilities” means any and all Expenses, liability, and loss including all judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement of any Proceeding, any claims or amounts paid as contribution brought by officers, director, employees of the Company (other than the Indemnitee) who may be jointly liable with the Indemnitee in any Proceeding, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement.

CPP, Inc. Indemnification Agreement with [ ]

Subsection 10.3.14. “Operating Agreement” means that certain Operating Agreement of Cancer Prevention Pharmaceuticals, LLC, CPP’s predecessor in interest.

Subsection 10.3.15. “Proceeding” means: (a) any threatened, pending or completed action, suit, arbitration, mediation, alternative dispute resolution mechanisms, administrative hearing, inquiry, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative pertaining to, brought by reason of, or arising in part out of, an Indemnifiable Event; or (b) any inquiry or investigation, whether conducted by CPP or any other party, that the Indemnitee in good faith believes might lead to the institution of any action described in (a) above. Without limiting the generality of the foregoing, a Proceeding includes any threatened, pending or completed action, suit, arbitration mediation or proceeding, and any appeal thereof, by which claims of contribution are brought by any officer, director or employee of CPP, other than the Indemnitee, who may be jointly liable with the Indemnitee .

Subsection 10.3.16. “Reviewing Party” means one of the following:

(a) the disinterested directors of the Board, even though less than a quorum, who will act by majority vote with regard to the specific case set forth in an Indemnification Request;

(b) a committee of disinterested directors of the Board designated by a majority vote of the disinterested directors of the Board, even though less than a quorum, who will act by majority vote with regard to the specific case set forth in the Indemnification Request;

(c) the Special Independent Counsel if either: (i) there are no disinterested directors of the Board or if the disinterested directors so direct; or (ii) there has been a Change in Control, other than a Change in Control which has been approved by a majority of the Board who were directors immediately before the Change in Control, or a Change in Control in connection with which the Indemnitee waives the requirement under this Subsection 10.3.16(c)(ii) that the Special Independent Counsel be designated as the Reviewing Party, in which case the Reviewing Party may be any deliberative body chosen in the manner specified in this Subsection; or

(d) the stockholders of CPP if so designated by a majority vote of the Board.

For purposes of the foregoing, disinterested directors are those members of the Board who are not a party to a given Proceeding that is the subject of an Indemnification Request.

Subsection 10.3.17. “Third-Party Enterprise” means any one or more of CPP’s subsidiaries or any foreign or domestic entity, sole proprietorship, trust, or employee benefit plan for which an individual, at CPP’s request, serves as a director, officer, partner, member, venturer, proprietor, trustee, employee, agent, fiduciary or similar functionary.

Subsection 10.3.18. “Voting Securities” mean any securities of CPP that vote generally in the election of directors.

CPP, Inc. Indemnification Agreement with [ ]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement or caused an authorized representative to execute and delivery this Agreement to be effective the Effective Date.

Cancer Prevention Pharmaceuticals, Inc.	The Indemnitee

Name and Title	Name

By:	By:

Date:	Date: